Exhibit 16.1 Re: Cognex Corporation File No. 001-34218 Dear Sir or Madam: We have read Item 4.01 of Form 8-K/A of Cognex Corporation dated February 19, 2026, and agree with the statements concerning our Firm contained therein. Very truly yours, /s/ GRANT THORNTON LLP February 19, 2026 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549